COMMUNITY CENTRAL BANK CORPORATION
FORM 10-QSB (continued)


                                   EXHIBIT 11
                       COMPUTATION OF PER  SHARE EARNINGS


                             Three Months Ended                Nine Months Ended
                               September 30,                      September 30,
                                   1997                               1997
                                   ____                               ____
                                    (in thousands, except per share data)

NET LOSS                           ($424)                            ($1,600)
/ WEIGHTED AVERAGE SHARES          1,265                               1,265
_________________________        _______                             _______

NET LOSS PER SHARE                ($0.34)                             ($1.26)
=========================        =======                             =======






Notes:
  - Weighted average shares outstanding have been adjusted to reflect the 10% stock dividend paid April 30, 1997.









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